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                                                                    Exhibit 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

To the Board of Directors and
 Shareholders of Blue Rhino Corporation:


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Blue Rhino Corporation Employee Stock Purchase Plan of our report dated September 22, 1998 (except as to the information presented in Note 21 for which the date is February 8, 1999) relating to the consolidated financial statements which appear in the Annual Report on Form 10-K for the fiscal year ended July 31, 1999. We also consent to the incorporation by reference of our report dated September 22, 1998 (except as to the information presented in Note 21, for which the date is February 8, 1999) relating to the financial statement schedule, which appears in the Annual Report on Form 10-K.

                                                /s/ PRICEWATERHOUSECOOPERS LLP

January 3, 2000
Greensboro, North Carolina